EXHIBIT 4.1


                     SUBSCRIPTION AGREEMENT


     THIS SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of
February ____, 2004, by and among American Water Star, Inc., a
Nevada corporation (the "Company"), and the subscribers identified on the signature page hereto (each a "Subscriber" and collectively "Subscribers").

     WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act").

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers shall purchase, in the aggregate, $8,000,000 (the "Purchase Price") of the Company's common stock, $.0001 par value (the "Common Stock" or "Shares") at a per share price of $.90; and share purchase warrants (the "Warrants"), in the forms attached hereto as Exhibit A and Exhibit B, to purchase shares of Common
Stock (the "Warrant Shares").   Four Million Dollars ($4,000,000)
of the Purchase Price shall be payable to the Company on the Initial Closing Date, as defined in Section 1 hereof ("Initial
Closing Purchase Price").   Four Million Dollars ($4,000,000) of
the Purchase Price will be payable to the Company within five (5) business days after the actual filing date ("Actual Filing Date") of the Registration Statement as defined in Section 11.1(iv) of this Agreement ("Second Closing Purchase Price"). The Common Stock, the Warrants and the Warrant Shares are collectively referred to herein as the "Securities"; and

     WHEREAS, the aggregate proceeds of the sale of the Common Stock and the Warrants contemplated hereby shall be held in escrow pursuant to the terms of a Funds Escrow Agreement to be executed by the parties substantially in the form attached hereto as Exhibit C (the "Escrow Agreement").

     NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

          1.   Initial Closing.   Subject to the satisfaction or
waiver of the terms and conditions of this Agreement, on the Initial Closing Date, each Subscriber shall purchase and the Company shall sell to each Subscriber Common Stock for the principal amount designated on the signature page hereto ("Initial Closing Shares"). The aggregate amount of the Common Stock to be purchased by the Subscribers on the Initial Closing Date shall, in the aggregate, be equal to the Initial Closing Purchase Price. On the Initial Closing Date, the Company will deliver to each Subscriber such Subscriber's Initial Closing Shares, Initial Closing Warrants (as hereinafter defined) and Green Shoe Warrants (as hereinafter defined). The Initial Closing Date shall be the date that subscriber funds representing the net amount due the Company from the Initial Closing Purchase Price is transmitted by wire transfer or otherwise to or for the benefit of the Company.

          2.   Second Closing.

               (a)  Second Closing.   The closing date in
relation to the Second Closing Purchase Price shall be the fifth
(5th) business day after the Actual Filing Date (the "Second Closing Date"). Subject to the satisfaction or waiver of the terms and conditions of this Agreement on the Second Closing Date, each Subscriber shall purchase and the Company shall sell to each Subscriber Common Stock in the principal amount designated on the signature page hereto "Second Closing Shares". The aggregate Purchase Price of the Second Closing Shares for all Subscribers shall be equal to the Second Closing Purchase Price.

               (b)  Conditions to Second Closing.   The
occurrence of the Second Closing is expressly contingent on (i) the truth and accuracy on the Actual Filing Date and the Second Closing Date of the representations and warranties of the Company and Subscriber contained in this Agreement, (ii) compliance with the covenants and undertakings of the Company set forth in this Agreement, (iii) the non-occurrence of any default by the Company of its obligations and undertakings contained in this Agreement,
(iv) the delivery on the Second Closing Date of Second Closing Shares which have been included in the Registration Statement, which must have been filed within five (5) business days prior to the Second Closing Date, and (v) the delivery of the Second Closing Warrants for which the Warrant Shares issuable upon exercise have been included in the Registration Statement, which must have been filed within five (5) days prior to the Second Closing Date.

               (c)  Second Closing Deliveries.   On the Second
Closing Date, the Company will deliver the Second Closing Shares and Second Closing Warrants to the Escrow Agent and each Subscriber will deliver its portion of the respective Purchase Price to the Escrow Agent. On the Second Closing Date, the Company will deliver a certificate ("Second Closing Certificate") signed by its chief operating officer or chief financial officer
(i) representing the truth and accuracy of all the representations and warranties made by the Company contained in this Agreement, as of the Initial Closing Date, the Actual Filing Date, and the Second Closing Date, as if such representations and warranties were made and given on all such dates, (ii) adopting the covenants and conditions set forth in Sections 9, 10, 11, and 12 of this Agreement in relation to the Second Closing Shares, and (iii) representing the timely compliance by the Company with the Company's registration requirements set forth in Section 11 of this Agreement, and all other provisions of this Agreement. A legal opinion nearly identical to the legal opinion referred to in Section 6 of this Agreement shall be delivered to the Subscriber at the Second Closing in relation to the Company and Second Closing Shares and Second Closing Warrants ("Second Closing Legal Opinion"). The Second Closing Legal Opinion must also state that all of the Registrable Securities (as defined in Section 11) have been included for registration in the Registration Statement which has been accepted for filing by the Commission.

               (d) Second Closing Limitation. A Second Closing may not take place in connection with that amount of Second Closing Shares to be sold to each Subscriber which would be in excess of the sum of (y) the number of shares of Common Stock beneficially owned by such Subscriber on the Second Closing Date, and (z) the number of Second Closing Shares with respect to which the determination of this proviso is being made on a Second Closing Date, which would result in beneficial ownership by the Subscriber of more than 9.99% of the outstanding shares of Common Stock of the Company on the Second Closing Date. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. A Subscriber may revoke the restriction described in this paragraph upon and effective after 61 days prior notice to the Company. Each Subscriber shall have the right to determine which of the equity of the Company deemed beneficially owned by such Subscriber shall be included in the 9.99% amount described above and which shall be allocated to the excess above 9.99%, except that the Warrant Shares issuable upon exercise of the Second Closing Warrants will all be allocated to the amount above 9.99%.

          3.   Warrants.

               (a)  Initial Closing Warrants and Second Closing
Warrants.   On each closing date, the Company will issue Warrants
to the Subscribers.  One (1) Warrant will be issued for each two
(2) Initial Closing Shares and Second Closing Shares issued on the Initial Closing Date and Second Closing Date, respectively. The Warrants issuable on the Initial Closing Date are referred to as Initial Closing Warrants. The Warrants issuable on the Second Closing Date are referred to as Second Closing Warrants. The per Warrant Share exercise price to acquire a Warrant Share upon exercise of an Initial Closing Warrant and Second Closing Warrant shall be $1.65. The Initial Closing Warrants and Second Closing Warrants shall be exercisable for five (5) years after the Initial Closing Date and Second Closing Date, respectively.

               (b)  Green Shoe Warrants.   On the Initial Closing
Date, the Company will deliver to each Subscriber one Warrant for each one Initial Closing Share purchased by each Subscriber ("Green Shoe Warrants"). The per Warrant Share exercise price to acquire a Warrant Share upon exercise of a Green Shoe Warrant shall be $1.25. The Green Shoe Warrants shall be exercisable for the first forty-five business days after the actual effective date of the Registration Statement ("Actual Effective Date") during which such Registration Statement shall continue to be current and available for use in connection with the public resale and delivery of Warrant Shares.Collectively, the Initial Closing Warrants, Second Closing Warrants and Green Shoe Warrants are referred to herein as Warrants.

          4.   Subscriber's Representations and Warranties.  Each
Subscriber hereby represents and warrants to and agrees with the Company as to such Subscriber that:

               (a)  Information on Company.   The Subscriber has
been furnished with or has had access at the EDGAR Website of the Commission to the Company's Form 10-KSB for the year ended December 31, 2002 as filed with the Commission, together with all subsequently filed Forms 10-QSB, 8-K, and filings made with the Commission available at the EDGAR website (hereinafter referred to collectively as the "Reports"). In addition, the Subscriber has received in writing from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested in writing (such other information is collectively, the "Other Written Information"), and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities.

               (b) Information on Subscriber. The Subscriber is, and will be at the time of the conversion of the Common Stock and exercise of any of the Warrants, an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate.

               (c) Purchase of Common Stock and Warrants. On each closing date, the Subscriber will purchase the Common Stock and Warrants as principal for its own account and not with a view to any distribution thereof.

               (d)  Compliance with Securities Act.  The
Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is
exempt from such registration.   In any event, and subject to
compliance with applicable securities laws, the Subscriber may enter into hedging transactions with third parties, which may in turn engage in short sales of the Securities in the course of hedging the position they assume and the Subscriber may also enter into short positions or other derivative transactions relating to the Securities, or interests in the Securities, and deliver the Securities, or interests in the Securities, to close out their short or other positions or otherwise settle short sales or other transactions, or loan or pledge the Securities, or interests in the Securities, to third parties that in turn may dispose of these Securities. The amount of shares of Common Stock which may be affected by transactions described in the previous sentence shall be limited to an amount equal to the Shares, Warrant Shares and any Securities which may be issued pursuant to Section 12 hereof. The share limitation shall no longer apply after a Subscriber has transferred all of its Shares and Warrant Shares.

               (e)  Shares Legend.  The Shares and the Warrant
Shares shall bear the following or similar legend:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE
          HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
          ACT OF 1933, AS AMENDED.  THESE SHARES MAY
          NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR
          HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE
          REGISTRATION STATEMENT UNDER SUCH SECURITIES
          ACT OR ANY APPLICABLE STATE SECURITIES LAW OR
          AN OPINION OF COUNSEL REASONABLY SATISFACTORY
          TO AMERICAN WATER STAR, INC. THAT SUCH
          REGISTRATION IS NOT REQUIRED."

               (f) Warrants Legend. The Warrants shall bear the following or similar legend:

          "THIS WARRANT AND THE COMMON SHARES ISSUABLE
          UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN
          REGISTERED UNDER THE SECURITIES ACT OF 1933,
          AS AMENDED.  THIS WARRANT AND THE COMMON
          SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT
          MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR
          HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE
          REGISTRATION STATEMENT AS TO THIS WARRANT
          UNDER SAID ACT OR ANY APPLICABLE STATE
          SECURITIES LAW OR AN OPINION OF COUNSEL
          REASONABLY SATISFACTORY TO AMERICAN WATER
          STAR, INC. THAT SUCH REGISTRATION IS NOT
          REQUIRED."

               (g) Communication of Offer. The offer to sell the Securities was directly communicated to the Subscriber by the Company. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

               (h) Authority; Enforceability. This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Subscriber and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and Subscriber has full corporate power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Subscriber relating hereto.

               (i)  Correctness of Representations.  Each
Subscriber represents as to such Subscriber that the foregoing representations and warranties are true and correct as of the date hereof and will be true and correct as of each closing date and unless a Subscriber otherwise notifies the Company prior to any closing date, shall be true and correct as of such closing dates. The foregoing representations and warranties shall survive the Second Closing Date and shall not expire until the later of two years after the Second Closing Date or the final exercise date of the Warrants.

          5.   Company Representations and Warranties.  The
Company represents and warrants to and agrees with each Subscriber that:

               (a) Due Incorporation. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdictions of their incorporation and have the requisite corporate power to own their properties and to carry on their business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or financial condition of the Company.

               (b)  Outstanding Stock.  All issued and
outstanding shares of capital stock of the Company and each of its subsidiaries has been duly authorized and validly issued and are fully paid and non-assessable.

               (c) Authority; Enforceability. This Agreement, the Common Stock, the Warrants, the Escrow Agreement and any other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and the Company has full corporate power and authority necessary to enter into this Agreement, the Escrow Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Company relating hereto.

               (d)  Additional Issuances.   There are no
outstanding agreements or preemptive or similar rights affecting the Company's common stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or other equity interest in any of the subsidiaries of the Company except as described on Schedule 5(d), or the Reports.

               (e)  Consents.  No consent, approval,
authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its affiliates, the American Stock Exchange, the National Association of Securities Dealers, Inc., Nasdaq, SmallCap Market, the OTC Bulletin Board ("Bulletin Board") nor the Company's shareholders is required for the execution and compliance by the Company of its obligations under this Agreement, and all other agreements entered into by the Company relating hereto, including, without limitation, the issuance and sale of the Securities, and the performance of the Company's obligations hereunder and under all such other agreements.

               (f)  No Violation or Conflict.  Assuming the
representations and warranties of the Subscribers in Section 4 are true and correct, neither the issuance and sale of the Securities nor the performance of the Company's obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

                    (i)  violate, conflict with, result in a
breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles of incorporation, charter or bylaws of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its subsidiaries or over the properties or assets of the Company or any of its affiliates,
(C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its affiliates or subsidiaries is a party, by which the Company or any of its affiliates or subsidiaries is bound, or to which any of the properties of the Company or any of its affiliates or subsidiaries is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its affiliates or subsidiaries is a party except the violation, conflict, breach, or default of which would not have a material adverse effect on the Company; or

                    (ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company, its subsidiaries or any of its affiliates;
or

                    (iii)     result in the activation of any
anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company, nor result in the acceleration of the due date of any obligation of the Company.

               (g)  The Securities.  The Securities upon
     issuance:

                    (i)  are, or will be, free and clear of any
security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

                    (ii) have been, or will be, duly and validly authorized and on the date of issuance of the Shares, and upon exercise of the Warrants, the Shares and Warrant Shares respectively, will be duly and validly issued, fully paid and nonassessable (and if registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement will be free trading and unrestricted, provided that each Subscriber complies with the prospectus delivery requirements of the 1933
Act);

                    (iii)     will not have been issued or sold
in violation of any preemptive or other similar rights of the holders of any securities of the Company; and

                    (iv) will not subject the holders thereof to personal liability by reason of being such holders.

                (h) Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates that would affect the execution by the Company or the performance by the Company of its obligations under this Agreement, and all other agreements entered into by the Company relating hereto. Except as disclosed in the Reports, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates which litigation if adversely determined could have a material adverse effect on the Company.

               (i) Reporting Company. The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and has a class of common shares registered pursuant to
Section 12(g) of the 1934 Act. Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.

               (j) No Market Manipulation. The Company has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock of the Company to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

               (k) Information Concerning Company. The Reports contain all material information relating to the Company and its operations and financial condition as of their respective dates
which information is required to be disclosed therein.   Since
the date of the financial statements included in the Reports, and except as modified in the Other Written Information or in the Schedules hereto, there has been no material adverse change in the Company's business, financial condition or affairs not disclosed in the Reports. The Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made.

               (l) Stop Transfer. The Securities, when issued, will be restricted securities. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Subscriber.

               (m) Defaults. The Company is not in violation of its Articles of Incorporation or ByLaws. The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a material adverse effect on the Company, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to its knowledge not in violation of any statute, rule or regulation of any governmental authority which violation would have a material adverse effect on the Company.

               (n) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board. Nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offer of the Securities to be integrated with other offerings. The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities.

               (o)  No General Solicitation.  Neither the
Company, nor any of its affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

               (p)  Listing.  The Company's common stock is
quoted on the Bulletin Board. The Company has not received any oral or written notice that its common stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that its common stock does not meet all requirements for the continuation of such quotation and the Company satisfies the requirements for the continued quotation of its common stock on the Bulletin Board.

               (q) No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Reports and Other Written Information, other than those incurred in the ordinary course of the Company's businesses since December 31, 2002 and which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company's financial condition, other than as set forth in
Schedule 5(q).

               (r)  No Undisclosed Events or Circumstances.
Since December 31, 2002, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

               (s) Capitalization. The authorized and outstanding capital stock of the Company as of the date of this Agreement and the Initial Closing Date are set forth on Schedule 5(s). Except as set forth in the Reports and Other Written Information and
Schedule 5(d), there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

               (t)  Dilution.   The Company's executive officers
and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company's equity or rights to receive equity of the Company. The board of directors of the Company has concluded, in its good faith business judgment, that the issuance of the Securities is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Securities is binding upon the Company and enforceable, except as otherwise described in this Agreement regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

               (u)  No Disagreements with Accountants and Lawyers.
There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers.

               (v) Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof and will be true and correct as of each closing date, and unless the Company otherwise notifies the Subscribers prior to any closing date, shall be true and correct as of such closing dates. The foregoing representations and warranties shall survive the Second Closing Date and shall not expire until the later of two years after the Second Closing Date or the final exercise of the Warrants.

          6. Regulation D Offering. The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder. On each closing date, the Company will provide an opinion reasonably acceptable to Subscriber from the Company's legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities. A form of the legal opinion is annexed hereto as Exhibit D. The Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the resale of the Common Stock and exercise of the Warrants and resale of the Warrant Shares.

          7.   Legal Fee.   The Company shall pay to Grushko &
Mittman, P.C., a fee of $30,000 ("Legal Fees") as reimbursement for services rendered to the Subscribers in connection with this Agreement and the purchase and sale of the Shares and Warrants (the "Offering") and acting as Escrow Agent for the Offering. The Legal Fees will be payable out of funds held pursuant to the Escrow Agreement.

          8.   Finder.   The Company on the one hand, and each
Subscriber (for itself only) on the other hand, agrees to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees (each a "Finder") on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party's actions. Anything to the contrary in this Agreement notwithstanding, each Subscriber is providing indemnification only for such Subscriber's own actions and not for any action of any other Subscriber. Each Subscriber's liability hereunder is several and not joint. The Company represents that there are no parties entitled to receive fees, commissions, or similar payments in connection with the Offering except the Finder identified on
Schedule 8 hereto, in the amount designated on Schedule 8.

          9. Covenants of the Company. The Company covenants and agrees with the Subscribers as follows:

               (a) Stop Orders. The Company will advise the Subscribers, promptly after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

               (b) Listing. The Company shall promptly secure the listing of the shares of Common Stock and the Warrant Shares upon each national securities exchange, or automated quotation system upon which they are or become eligible for listing (subject to official notice of issuance) and shall maintain such listing so long as any Warrants are outstanding. The Company will maintain the listing of its Common Stock on the American Stock Exchange, Nasdaq SmallCap Market, Nasdaq National Market System, Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the "Principal Market")), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. The Company will provide the Subscribers copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market. As of the date of this Agreement and the Initial Closing Date, the Bulletin Board is and will be the Principal Market.

               (c) Market Regulations. The Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to Subscriber.

               (d) Reporting Requirements. From the date of this Agreement and until the sooner of (i) two (2) years after the Actual Filing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitation, the Company will (v) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act, (x) comply in all respects with its reporting and filing obligations under the 1934 Act, (y) comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(b) or 12(g) of the 1934 Act, as applicable, and (z) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until two
(2) years after the Actual Filing Date. Until the earlier of the resale of the Common Stock and the Warrant Shares by each Subscriber or at least two (2) years after the Warrants have been exercised, the Company will use its best efforts to continue the listing or quotation of the Common Stock on the Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Subscriber promptly after such filing.

               (e) Use of Proceeds. The Company undertakes to use the proceeds of the Subscribers' funds for the purposes set forth on Schedule 9(e) hereto. Except as set forth on Schedule 9(e), the Purchase Price may not and will not be used for accrued and unpaid officer and director salaries, payment of financing related debt, redemption of outstanding redeemable notes or equity instruments of the Company nor non-trade obligations outstanding on the Initial Closing Date.

               (f)  Reservation.   The Company undertakes to
reserve, pro rata on behalf of each Subscriber and holder of a Warrant, from its authorized but unissued common stock the amount of Common Shares issuable upon the Second Closing Date and at all times that Warrants remain outstanding, a number of common shares equal to the amount of Warrant Shares issuable upon exercise of the Warrants. Failure to have sufficient shares reserved pursuant to this Section 9(f) for three (3)consecutive business days or ten (10) days in the aggregate shall be a material default of the Company's obligations under this Agreement.

               (g) Taxes. From the date of this Agreement and until the sooner of (i) two (2) years after the Actual Filing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitation, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

               (h) Insurance. From the date of this Agreement and until the sooner of (i) two (2) years after the Actual Filing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitation, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, in amounts sufficient to prevent the Company from becoming a co-insurer and not in any event less than 100% of the insurable value of the property insured; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

               (i) Books and Records. From the date of this Agreement and until the sooner of (i) two (2) years after the Actual Filing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitation, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

               (j)  Governmental Authorities.   From the date of
this Agreement and until the sooner of (i) two (2) years after the Actual Filing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitation, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

               (k) Intellectual Property. From the date of this Agreement and until the sooner of (i) two (2) years after the Actual Filing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitation, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

               (l) Properties. From the date of this Agreement and until the sooner of (i) two (2) years after the Actual Filing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitation, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a material adverse effect.

               (m) Confidentiality/Public Announcement. From the date of this Agreement and until the sooner of (i) two (2) years after the Actual Filing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitation, the Company agrees that it will not disclose publicly or privately the identity of the Subscribers unless expressly agreed to in writing by a Subscriber or only to the extent required by law and then only upon ten days prior notice to Subscriber. In any event and subject to the foregoing, the Company undertakes to file a form 8-K or make a public announcement describing the Offering not later than the business day immediately following the Initial Closing Date and Second Closing Date. In each form 8-K or public announcement, the Company will specifically disclose the amount of common stock outstanding immediately after each Closing.

               (n)  Blackout.    Except in connection with the
transactions contemplated by Section 9(p) below, the Company undertakes and covenants that until the first to occur of (i) the registration statement described in Section 11.1(iv) having been effective for one hundred and eighty (180) business days, or (ii) until all the Shares and Warrant Shares have been resold pursuant to said registration statement, the Company will not enter into any acquisition, merger, exchange or sale or other transaction that could have the effect of delaying the effectiveness of any pending registration statement, causing an already effective registration statement to no longer be effective or current, or require the filing of an amendment to an already effective registration statement.

               (o)  Further Registration Statements.   Except for
a registration statement filed on behalf of the Subscribers pursuant to Section 11 of this Agreement, the Company will not file any registration statements, including but not limited to Form S-8, with the Commission without the consent of the Subscriber until one hundred and eighty (180) days after the Actual Effective Date.

               (p)  Spin-Off.   On January 27, 2004, the Company
announced that it will spin-off American Distribution & Packaging, Inc., a Nevada corporation ("ADP"), a wholly-owned subsidiary of the Company, by distributing stock of ADP to the Company's stockholders on a one share for one share basis (the "Spin-Off Shares"). The distribution of the Spin-Off Shares was announced by the Company to take place once a registration statement relating to the Spin-Off Shares is filed and declared effective by the Commission. The Company hereby undertakes to distribute Spin-Off Shares to the Subscribers who hold any Securities on the record date ("Record Date") for the determination of Company stockholders entitled to receive Spin-Off Shares. Subscribers will be deemed to be, as of the Record Date, stockholders of the Company in relation to the Common Stock issued or issuable upon the Initial Closing Date and Second Closing Date, whether or not such Common Stock is issued or actually outstanding as of the Record Date. In the case of the Initial Closing Shares and Second Closing Shares, the Spin-Off Shares shall be distributed to the Subscribers upon the later of the respective Closing Dates or the date Spin-Off Shares are distributed to the stockholders of the Company. The Company undertakes to reserve a sufficient number of Spin-Off Shares to satisfy its obligations pursuant to this Section 9(p).

               10.  Covenants of the Company and Subscriber
Regarding Indemnification.

               (a)  The Company agrees to indemnify, hold
harmless, reimburse and defend the Subscribers, the Subscribers' officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon
(i) any material misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

               (b) Each Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by such Subscriber in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by such Subscriber of any covenant or undertaking to be performed by such Subscriber hereunder, or any other agreement entered into by the Company and Subscribes relating hereto.

               (c)  In no event shall the liability of any
Subscriber or permitted successor hereunder or under any other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber upon the sale of Registrable Securities (as defined herein) giving rise to such indemnification obligation.

               (d) The procedures set forth in Section 11.6 shall apply to the indemnifications set forth in Sections 10(a) and 10(b) above.

          11.1. Registration Rights. The Company hereby grants the following registration rights to holders of the Securities.

               (i) On one occasion, for a period commencing April 3, 2004, but not later than three (3) years after the Second Closing Date ("Request Date"), the Company, upon a written request therefor from any record holder or holders of more than 50% of the Initial Closing Shares, Second Closing Shares, and Warrant Shares actually issued upon exercise of the Warrants shall prepare and file with the Commission a registration statement under the 1933 Act registering the Initial Closing Shares, Second Closing Shares and Warrant Shares (collectively "Registrable Securities") which are the subject of such request for unrestricted public resale by the holder thereof. For purposes of Sections 11.1(i) and 11.1(ii), Registrable Securities shall not include Securities which are registered for resale in an effective registration statement or included for registration in a pending registration statement, or which have been issued without further transfer restrictions after a sale or transfer pursuant to Rule 144 under the 1933 Act. Upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement Registrable Securities for which it has received written requests within ten (10) days after the Company gives such written notice. Such other requesting record holders shall be deemed to have exercised their demand registration right under this Section 11.1(i).

               (ii) If the Company at any time proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscribers or Holder pursuant to an effective registration statement, each such time it will give at least fifteen (15) days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within ten
(10) days after the giving of any such notice by the Company, to register any of the Registrable Securities not previously registered, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the "Seller" or "Sellers"). In the event that any registration pursuant to this Section 11.1(ii) shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the foregoing provisions, or Section 11.4 hereof, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 11.1(ii) without thereby incurring any liability to the Seller.

               (iii) If, at the time any written request for registration is received by the Company pursuant to Section 11.1(i), the Company has determined to proceed with the actual preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for cash of any of its securities for the Company's own account and the Company actually does file such other registration statement, such written request shall be deemed to have been given pursuant to Section 11.1(ii) rather than Section 11.1(i), and the rights of the holders of Registrable Securities covered by such written request shall be governed by Section 11.1(ii).

               (iv) The Company shall file with the Commission not later than April 2, 2004 (the "Filing Date"), and cause to be declared effective within seventy-five (75) days after the (i) Actual Filing Date, or (ii) June 16, 2004 (the "Effective Date"), a Form SB-2 registration statement (the "Registration Statement") (or such other form that it is eligible to use) in order to register the Registrable Securities for resale and distribution under the 1933 Act. The Company will register not less than a number of shares of common stock in the aforedescribed registration statement that is equal to all of the Initial Closing Shares, Second Closing Shares and Warrant Shares issuable
pursuant to this Agreement.   The Registrable Securities shall be
reserved and set aside exclusively for the benefit of each Subscriber, and not issued, employed or reserved for anyone other than each such Subscriber. The Registration Statement will immediately be amended or additional registration statements will be immediately filed by the Company as necessary to register additional shares of Common Stock to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities. Without the written consent of the Subscriber, no securities of the Company other than the Registrable Securities will be included in the Registration Statement except as disclosed on Schedule 11.1.

          11.2.     Registration Procedures. If and whenever the
Company is required by the provisions of Section 11.1(i), 11.1(ii), or (iv) to effect the registration of any shares of Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

               (a) subject to the timelines provided in this Agreement, prepare and file with the Commission a registration statement required by Section 11, with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), and promptly provide to the holders of Registrable Securities copies of all filings and Commission letters of comment;

               (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until such registration statement has been effective for a period of two (2) years, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Sellers' intended method of disposition set forth in such registration statement for such period;

               (c) furnish to the Sellers, at the Company's expense, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement;

               (d) use its best efforts to register or qualify the Sellers' Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Sellers shall request in writing, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

               (e)  if applicable, list the Registrable
Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

               (f)  immediately notify the Sellers when a
prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

               (g) provided same would not be in violation of the provision of Regulation FD under the 1934 Act, make available for inspection by the Sellers, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the seller, attorney, accountant or agent in connection with such registration statement.

          11.3. Provision of Documents. In connection with each registration described in this Section 11, each Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

          11.4. Non-Registration Events. The Company and the Subscribers agree that the Sellers will suffer damages if the Registration Statement is not filed by the Filing Date and not declared effective by the Commission by the Effective Date, and any registration statement required under Section 11.1(i) or 11.1(ii) is not filed within 60 days after written request and declared effective by the Commission within 120 days after such request, and maintained in the manner and within the time periods contemplated by Section 11 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (i) the Registration Statement is not filed on or before the Filing Date or is not declared effective on or before the sooner of the Effective Date, or within ten (10) business days of receipt by the Company of a written or oral communication from the Commission that the Registration Statement will not be reviewed, (ii) if the registration statement described in Sections 11.1(i) or 11.1(ii) is not filed within 60 days after such written request, or is not declared effective within 120 days after such written request, or (iii) any registration statement described in Sections 11.1(i), 11.1(ii) or 11.1(iv) is filed and declared effective but shall thereafter cease to be effective (without being succeeded within ten (10) business days by an effective replacement or amended registration statement) for a period of time which shall exceed 30 days in the aggregate per year (defined as a period of 365 days commencing on the date the Registration Statement is declared effective) or more than 20 consecutive days (each such event referred to in clauses (i),
(ii) and (iii) of this Section 11.4 is referred to herein as a "Non-Registration Event"), then the Company shall deliver to the holder of Registrable Securities, as Liquidated Damages, an amount equal to two percent (2%) for each thirty days or part thereof of the Purchase Price of the Common Stock and actually paid "Purchase Price" (as defined in the Warrants) of Warrant Shares issued or issuable upon actual exercise of the Warrants, for the Registrable Securities owned of record by such holder as of and during the pendency of such Non-Registration Event which are subject to such Non-Registration Event, except that in connection with a Non-Registration Event related to the Effective Date, the Liquidated Damages in connection therewith shall accrue at the rate of one percent (1%) for the first thirty (30) days or
part thereof.   The Company may, at the Company's election, pay
the Liquidated Damages in cash or by delivery of free trading shares of common stock. If the Company elects to pay the Liquidated Damages by delivering free trading shares of Common Stock, such shares of common stock will be valued at the closing bid price of the Common Stock on the Principal Market as of the last trading day of each thirty (30) day or such shorter period for which Liquidated Damages are due. Payments to be made pursuant to this Section 11.4 shall be due and payable within ten
(10) business days after the end of each thirty (30) day period or part thereof. In the event a Registration Statement is filed by the Filing Date but is withdrawn prior to being declared effective by the Commission, then such Registration Statement will be deemed to have not been filed.

          11.5. Expenses. All expenses incurred by the Company in complying with Section 11, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and fee of one counsel for all Sellers (in an amount not to exceed $5,000) are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any additional counsel to the Seller, are called "Selling Expenses." The Company will pay all Registration Expenses in connection with the registration statement under Section 11. Selling Expenses in connection with each registration statement under Section 11 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

          11.6.     Indemnification and Contribution.

               (a)  In the event of a registration of any
Registrable Securities under the 1933 Act pursuant to Section 11, the Company will, to the extent permitted by law, indemnify and hold harmless the Seller, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of Section 11.6(c) reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, or any such controlling person in writing specifically for use in such registration statement or prospectus.

               (b) In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 11, each Seller severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Registrable Securities covered by such registration statement.

               (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 11.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this
Section 11.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

               (d) In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Seller, or any controlling person of a Seller, makes a claim for indemnification pursuant to this Section 11.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section
11.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Section 11.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

          11.7.     Delivery of Unlegended Shares.

               (a) Within five (5) business days (such fifth business day, the "Unlegended Shares Delivery Date") after the business day on which the Company has received (i) a notice that Registrable Securities have been sold either pursuant to the Registration Statement or Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable, have been satisfied, and
(iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144 customary representation letters of the Subscriber and Subscriber's broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver, to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, for the delivery of shares of Common Stock without any legends including the legends set forth in Sections 4(e) and 4(f) above, issuable pursuant to any effective and current registration statement described in Section 11 of this Agreement or pursuant to Rule 144 under the 1933 Act (the "Unlegended Shares"); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the unsold shares of Common Stock, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date. Transfer fees shall be the responsibility of the Seller.

               (b) In lieu of delivering physical certificates representing the Unlegended Shares, if the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of a Subscriber, so long as the certificates therefor do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber's prime Broker with DTC through its Deposit Withdrawal Agent Commission system. Such delivery must be made on or before the Unlegended Shares Delivery Date.

               (c) The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 11 hereof beyond the Unlegended Shares Delivery Date could result in economic loss to a Subscriber. As compensation to a Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default. If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this Section 11.7 for an aggregate of thirty (30) days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to purchase all or any portion of the Shares and Warrant Shares subject to such default at a price per share equal to 130% of the Purchase Price of such Common Stock and Warrant Shares. The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

               (d) In addition to any other rights available to a Subscriber, if the Company fails to deliver to a Subscriber Unlegended Shares as required pursuant to this Agreement, within ten (10) calendar days after the Unlegended Shares Delivery Date and the Subscriber purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Subscriber of the shares of Common Stock which the Subscriber anticipated receiving from the Company (a "Buy-In"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

               (e)  In the event a Subscriber shall request
delivery of Unlegended Shares as described in Section 11.7(a), the Company may not refuse to deliver Unlegended Shares based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares or exercise of all or part of said Warrant shall have been sought and obtained and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 130% of the amount of the aggregate purchase price of the Common Stock and Warrant Shares which are subject to the injunction or temporary restraining order, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment.

          12. (a) Right of First Refusal. Until one year after the Actual Effective Date of the Registration Statement (the "Exclusion Period"), the Subscribers shall be given not less than ten (10) business days prior written notice of any proposed sale by the Company of its common stock or other securities or debt obligations, except in connection with (i) employee stock options or compensation plans, (ii) as full or partial consideration in connection with any merger, consolidation or purchase of substantially all of the securities or assets of any corporation or other entity, (iii) one million shares of common stock which may be issued to service providers who are not officers, directors or employees fo the Company, or (iv) as has been described in the Reports or Other Written Information filed or delivered prior to the Initial Closing Date (collectively
"Excepted Issuances").   The Subscribers who exercise their
rights pursuant to this Section 12(a) shall have the right during the ten (10) business days following receipt of the notice to purchase all of such offered common stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale in the same proportion to each other as their purchase of Common Stock in the Offering. In the event such terms and conditions are modified during the notice period, the Subscribers shall be given prompt notice of such modification and shall have the right during the original notice period or for a period of ten (10) business days following the notice of modification, whichever is longer, to exercise such right.

               (b)  Offering Restrictions.   From the date of
this Agreement until one hundred and eighty (180) days after the Actual Effective Date, the Company will not enter into any agreement to, nor issue any equity, convertible debt or other securities convertible into common stock without the prior written consent of the Subscribers, which consent may be withheld for any reason except in connection with the Excepted Issuances or the Offering.

               (c)  Favored Nations Provision.   At any time
until the Second Closing Date, if the Company shall offer, issue or agree to issue any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding at any time prior to the Second Closing Date to any person, firm or corporation at a price per share or conversion or exercise price per share which shall be less than the per share purchase price of the Shares, without the consent of each Subscriber holding Shares, then the Company shall issue, for each such occasion, additional shares of Common Stock to each Subscriber so that the average per share Purchase Price of the shares of Common Stock issued to the Subscriber (of Common Stock or Warrant Shares still owned by the Subscriber only) is equal to such other lower price per share. The delivery to the Subscriber of the additional shares of Common Stock shall be not later than the closing date of the transaction giving rise to the requirement to issue additional shares of Common Stock. The Subscriber is granted the registration rights described in
Section 11 hereof in relation to such additional shares of Common Stock except that the Filing Date and Effective Date vis-a-vis such additional common shares shall be, respectively, the sixtieth (60th) and one hundred and twentieth (120th) date after the closing date giving rise to the requirement to issue the additional shares of Common Stock. For purposes of the issuance and adjustment described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in the issuance of the additional shares of Common Stock upon the issuance of such convertible security, warrant, right or option and again upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then Purchase Price per share of the shares of Common Stock. The rights of the Subscriber set forth in this
Section 12 are in addition to any other rights the Subscriber has pursuant to this Agreement and any other agreement referred to or entered into in connection herewith.

               (d)  Maximum Exercise of Rights.   In the event
the exercise of the rights described in Section 12(c) would result in the issuance of an amount of common stock of the Company that would exceed the maximum amount that may be issued to a Subscriber calculated in the manner described in Section 2(d) of this Agreement, then the issuance of such additional shares of common stock of the Company to such Subscriber will be deferred in whole or in part until such time as such Subscriber is able to beneficially own such common stock without exceeding the maximum amount set forth calculated in the manner described in Section 2(d). The determination of when such common stock may be issued shall be made by each Subscriber as to only such Subscriber.

          13.  Miscellaneous.

               (a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: American Water Star, Inc., 4560 S. Decatur, Suite 301, Las Vegas, Nevada 89103, Attn: Roger Mohlman, President & CEO, telecopier: (702) 740-7037, with a copy by telecopier only to: Bryan Cave LLP, 2020 Main Street, Suite 600, Irvine, CA 92614-8226, Attn: Randolf W. Katz, Esq., telecopier: (949) 223-7100, and (ii) if to the Subscribers, to: the one or more addresses and telecopier numbers indicated on the signature pages hereto, with an additional copy by telecopier only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575.

               (b)  Closing.  The consummation of the
transactions contemplated herein shall take place at the offices of Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, upon the satisfaction of all conditions to Closing set forth in this Agreement. Each of the Initial Closing Date and Second Closing Date is referred to herein as "Closing Date."

               (c) Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor the Subscribers have relied on any representations not contained or referred to in this Agreement and the documents delivered
herewith.   No right or obligation of either party shall be
assigned by that party without prior notice to and the written consent of the other party.

               (d) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

               (e) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

               (f)  Specific Enforcement, Consent to
Jurisdiction. The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 13(e) hereof, each of the Company, Subscriber and any signator hereto in his personal capacity hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

               (g)  Independent Nature of Subscribers'
Obligations and Rights. The obligations of each Subscriber hereunder are several and not joint with the obligations of any other Subscriber hereunder, and no such Subscriber shall be responsible in any way for the performance of the obligations of any other hereunder.

               (h)  Equitable Adjustment.   The Securities,
purchase prices of Securities, and the amount of common stock issuable pursuant to Section 12(a)(iii) hereof shall be equitably adjusted to offset the effect of stock splits, stock dividends, and distributions of property or equity interests of the Company to its shareholders.


              [THIS SPACE INTENTIONALLY LEFT BLANK]



          SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (A)



     Please   acknowledge  your  acceptance  of   the   foregoing
Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                              AMERICAN WATER STAR, INC.
                              A Nevada Corporation



                              By:______________________________
                                  Name: Roger Mohlman
                                  Title: President & CEO

                              Dated: February ___, 2004


AGREED AND ACCEPTED:

SUBSCRIBER:

ENABLE GROWTH PARTNERS
One Sansome Street, Suite 2900
San Francisco, CA 94104
Fax: (415) 835-3843


By:____________________________________
   Mitch Levine, Managing Member



Initial Closing Purchase Price: $62,500.00
Initial Closing Shares: 69,444
Initial Closing Warrants: 34,722
Green Shoe Warrants: 69,444
Second Closing Purchase Price: $62,500.00
Second Closing Shares: 69,444
Second Closing Warrants: 34,722


          SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (B)



     Please   acknowledge  your  acceptance  of   the   foregoing
Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                              AMERICAN WATER STAR, INC.
                              A Nevada Corporation



                              By:_________________________________
                                  Name: Roger Mohlman
                                  Title: President & CEO

                              Dated: February _____, 2004


AGREED AND ACCEPTED:

SUBSCRIBER:

GRYPHON MASTER FUND, L.P.
100 Crescent Ct., Suite 490
Dallas, TX 75201
Fax: (214) 871-6711


By:____________________________________
     E.B. Lyon IV



Initial Closing Purchase Price: $950,000.00
Initial Closing Shares: 1,055,556
Initial Closing Warrants: 527,778
Green Shoe Warrants: 1,055,556
Second Closing Purchase Price: $950,000.00
Second Closing Shares: 1,055,556
Second Closing Warrants: 527,778


          SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (C)



     Please   acknowledge  your  acceptance  of   the   foregoing
Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                              AMERICAN WATER STAR, INC.
                              A Nevada Corporation



                              By:_________________________________
                                  Name: Roger Mohlman
                                  Title: President & CEO

                              Dated: February _____, 2004


AGREED AND ACCEPTED:

SUBSCRIBER:

WESTERN RESERVE HEDGED EQUITY, LP
100 Crescent Ct., Suite 490
Dallas, TX 75201
Fax: (214) 871-6711


By:____________________________________
     Michael Durante



Initial Closing Purchase Price: $50,000.00
Initial Closing Shares: 55,556
Initial Closing Warrants: 27,778
Green Shoe Warrants: 55,556
Second Closing Purchase Price: $50,000.00
Second Closing Shares: 55,556
Second Closing Warrants: 27,778



          SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (D)



     Please   acknowledge  your  acceptance  of   the   foregoing
Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                              AMERICAN WATER STAR, INC.
                              A Nevada Corporation



                              By:_________________________________
                                  Name: Roger Mohlman
                                  Title: President & CEO

                              Dated: February _____, 2004


AGREED AND ACCEPTED:

SUBSCRIBER:

RONALD NASH
501 Madison Avenue, 5th Floor
New York, New York 10022
Fax: (212) 755-3141


_______________________________________




Initial Closing Purchase Price: $125,000.00
Initial Closing Shares: 138,889
Initial Closing Warrants: 69,444
Green Shoe Warrants: 138,889
Second Closing Purchase Price: $125,000.00
Second Closing Shares: 138,889
Second Closing Warrants: 69,444


          SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (E)



     Please   acknowledge  your  acceptance  of   the   foregoing
Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                              AMERICAN WATER STAR, INC.
                              A Nevada Corporation



                              By:_________________________________
                                  Name: Roger Mohlman
                                  Title: President & CEO

                              Dated: February _____, 2004


AGREED AND ACCEPTED:

SUBSCRIBER:

STONESTREET LIMITED PARTNERSHIP
C/o Canaccord Capital Corporation
320 Bay Street, Suite 1300
Toronto, Ontario M5H 4A6, Canada
Fax: (416) 956-8989



By:____________________________________




Initial Closing Purchase Price: $175,000.00
Initial Closing Shares: 194,444
Initial Closing Warrants: 97,222
Green Shoe Warrants: 194,444
Second Closing Purchase Price: $175,000.00
Second Closing Shares: 194,444
Second Closing Warrants: 97,222


          SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (F)



     Please   acknowledge  your  acceptance  of   the   foregoing
Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                              AMERICAN WATER STAR, INC.
                              A Nevada Corporation



                              By:_________________________________
                                  Name: Roger Mohlman
                                  Title: President & CEO

                              Dated: February _____, 2004


AGREED AND ACCEPTED:

SUBSCRIBER:

GREENWICH GROWTH FUND LIMITED
C/o Consolidated Fund Management Ltd.
P.O. Box HM 2257
Hamilton HM JX, Bermuda
Fax: 441-292-1373



By:____________________________________




Initial Closing Purchase Price: $50,000.00
Initial Closing Shares: 55,556
Initial Closing Warrants: 27,778
Green Shoe Warrants: 55,556
Second Closing Purchase Price: $50,000.00
Second Closing Shares: 55,556
Second Closing Warrants: 27,778


          SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (G)



     Please   acknowledge  your  acceptance  of   the   foregoing
Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                              AMERICAN WATER STAR, INC.
                              A Nevada Corporation



                              By:_________________________________
                                  Name: Roger Mohlman
                                  Title: President & CEO

                              Dated: February _____, 2004


AGREED AND ACCEPTED:

SUBSCRIBER:

WHALEHAVEN FUNDS LIMITED
3rd Floor, 14 Par-Laville Road
Hamilton, Bermuda HM08
Fax: (441) 292-1373



By:____________________________________




Initial Closing Purchase Price: $75,000.00
Initial Closing Shares: 83,333
Initial Closing Warrants: 41,666
Green Shoe Warrants: 83,333
Second Closing Purchase Price: $75,000.00
Second Closing Shares: 83,333
Second Closing Warrants: 41,666


          SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (H)



     Please   acknowledge  your  acceptance  of   the   foregoing
Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                              AMERICAN WATER STAR, INC.
                              A Nevada Corporation



                              By:_________________________________
                                  Name: Roger Mohlman
                                  Title: President & CEO

                              Dated: February _____, 2004


AGREED AND ACCEPTED:

SUBSCRIBER:

MOUNTAIN RIDGE CAPITAL LLC
1035 Pearl Street, Suite 301
Boulder, CO 80302
Fax: (303) 444-2714



By:____________________________________




Initial Closing Purchase Price: $125,000.00
Initial Closing Shares: 138,889
Initial Closing Warrants: 69,444
Green Shoe Warrants: 138,889
Second Closing Purchase Price: $125,000.00
Second Closing Shares: 138,889
Second Closing Warrants: 69,444


          SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (I)



     Please   acknowledge  your  acceptance  of   the   foregoing
Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                              AMERICAN WATER STAR, INC.
                              A Nevada Corporation



                              By:_________________________________
                                  Name: Roger Mohlman
                                  Title: President & CEO

                              Dated: February _____, 2004


AGREED AND ACCEPTED:

SUBSCRIBER:

CAMDEN INTERNATIONAL LTD.
Charlotte House, Charlotte Street
P.O. Box N 9204
Nassau, Bahamas
Fax: 415-835-8320



By:____________________________________




Initial Closing Purchase Price: $125,000.00
Initial Closing Shares: 138,889
Initial Closing Warrants: 69,444
Green Shoe Warrants: 138,889
Second Closing Purchase Price: $125,000.00
Second Closing Shares: 138,889
Second Closing Warrants: 69,444



          SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (J)



     Please   acknowledge  your  acceptance  of   the   foregoing
Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                              AMERICAN WATER STAR, INC.
                              A Nevada Corporation



                              By:_________________________________
                                  Name: Roger Mohlman
                                  Title: President & CEO

                              Dated: February _____, 2004


AGREED AND ACCEPTED:

SUBSCRIBER:

LONGVIEW FUND LP
1325 Howard Avenue #422
Burlingame, CA 94010
Attn:  S. Michael Rudolph
Fax:  (650) 343-2506



By:____________________________________




Initial Closing Purchase Price: $475,000.00
Initial Closing Shares: 527,778
Initial Closing Warrants: 263,889
Green Shoe Warrants: 527,778
Second Closing Purchase Price: $475,000.00
Second Closing Shares: 527,778
Second Closing Warrants: 263,889


          SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (K)



     Please   acknowledge  your  acceptance  of   the   foregoing
Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                              AMERICAN WATER STAR, INC.
                              A Nevada Corporation



                              By:_________________________________
                                  Name: Roger Mohlman
                                  Title: President & CEO

                              Dated: February _____, 2004


AGREED AND ACCEPTED:

SUBSCRIBER:

GAMMA OPPORTUNITY CAPITAL PARTNERS, LP
1325 Howard Avenue #422
Burlingame, CA 94010
Attn:  S. Michael Rudolph
Fax:  (650) 343-2506



By:____________________________________




Initial Closing Purchase Price: $250,000.00
Initial Closing Shares: 277,778
Initial Closing Warrants: 138,889
Green Shoe Warrants: 277,778
Second Closing Purchase Price: $250,000.00
Second Closing Shares: 277,778
Second Closing Warrants: 138,889


          SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (L)



     Please   acknowledge  your  acceptance  of   the   foregoing
Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                              AMERICAN WATER STAR, INC.
                              A Nevada Corporation



                              By:_________________________________
                                  Name: Roger Mohlman
                                  Title: President & CEO

                              Dated: February _____, 2004


AGREED AND ACCEPTED:

SUBSCRIBER:

LONGVIEW EQUITY FUND, LP
25 Longview Ct.
Hillsborough, CA 94010
Attn: S. Michael Rudolph
Fax: (650) 343-2506



By:____________________________________




Initial Closing Purchase Price: $965,625.00
Initial Closing Shares: 1,072,917
Initial Closing Warrants: 536,459
Green Shoe Warrants: 1,072,917
Second Closing Purchase Price: $965,625.00
Second Closing Shares: 1,072,917
Second Closing Warrants: 536,459


          SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (M)



     Please   acknowledge  your  acceptance  of   the   foregoing
Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                              AMERICAN WATER STAR, INC.
                              A Nevada Corporation



                              By:_________________________________
                                  Name: Roger Mohlman
                                  Title: President & CEO

                              Dated: February _____, 2004


AGREED AND ACCEPTED:

SUBSCRIBER:

LONGVIEW INTERNATIONAL EQUITY FUND, LP
25 Longview Ct.
Hillsborough, CA 94010
Attn: S. Michael Rudolph
Fax: (650) 343-2506



By:____________________________________




Initial Closing Purchase Price: $321,875.00
Initial Closing Shares: 357,639
Initial Closing Warrants: 178,819
Green Shoe Warrants: 357,639
Second Closing Purchase Price: $321,875.00
Second Closing Shares: 357,639
Second Closing Warrants: 178,819


          SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (N)



     Please   acknowledge  your  acceptance  of   the   foregoing
Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                              AMERICAN WATER STAR, INC.
                              A Nevada Corporation



                              By:_________________________________
                                  Name: Roger Mohlman
                                  Title: President & CEO

                              Dated: February _____, 2004


AGREED AND ACCEPTED:

SUBSCRIBER:

ALPHA CAPITAL AKTIENGESELLSCHAFT
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein
Fax: 011-42-32323196



By:____________________________________




Initial Closing Purchase Price: $250,000.00
Initial Closing Shares: 277,778
Initial Closing Warrants: 138,889
Green Shoe Warrants: 277,778
Second Closing Purchase Price: $250,000.00
Second Closing Shares: 277,778
Second Closing Warrants: 138,889




                 LIST OF EXHIBITS AND SCHEDULES



     Exhibit A      Form of Warrant (regular)

     Exhibit B      Form of Warrant (Green Shoe)

     Exhibit C      Escrow Agreement

     Exhibit D      Form of Legal Opinion

     Schedule 5(d)       Additional Issuances

     Schedule 5(q)       Undisclosed Liabilities

     Schedule 5(s)       Capitalization

     Schedule 8          Finders

     Schedule 9(e)       Use of Proceeds

     Schedule 11.1       Other Securities to be Registered
                          Schedule 5(d)
                      Additional Issuances

American Water Star, Inc.:

     Warrants:

          Table 1: Camden Unit Offering           1,207,370
          Table 2: Company's Unit Offering        1,487,640
          Table 3: Miscellaneous                  1,927,000
                                                -------------

                   Total                          4,622,010
                                                =============


American Distribution & Packaging, Inc.:

       Debt convertible into shares of AD&P when
       and if the spin off of AD&P is complete,
       $5million principal convertible at $1.25
       per share                                  4,000,000
                                                =============


                          Schedule 5(q)
                     Undisclosed Liabilities


                              None.


                          Schedule 5(s)
                         Capitalization


                                             Authorized      Issued
                                            ------------   ----------

Preferred stock, $.0001 par value            20,000,000       -0-
Series A preferred convertible                6,000,000       -0-
Common stock, $.0001 par value:             150,000,000
      Issued                                               63,871,017
      To be issued for services and
         equipment                                          2,000,000
Warrants to purchase common stock                           4,622,010



                           Schedule 8
                             Finders



                          Schedule 9(e)
                         Use of Proceeds



     The proceeds of this offering will be used to acquire equipment and to finance accounts receivable and inventory.


                          Schedule 11.1
                Other Securities to be Registered



Shares of common stock outstanding                         4,700,000
Shares of common stock to be issued upon exercise
    of warrants outstanding                                4,622,010
                                                         -------------

                                         Total             9,322,010
                                                         =============